Exhibit 99.1

Travelzoo 590 Madison Avenue 37th Floor New York, NY 10022 Investor Relations: Lijun Qi ir@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Third Quarter 2017 Results

NEW YORK, October 26, 2017—Travelzoo® (NASDAQ: TZOO):

•	Revenue of $24.7 million, down 9% year-over-year in constant currencies

•	Operating profit of $18,000

•	Earnings (loss) per share of $(0.05)

•	Cash flow from operations of $122,000

Travelzoo, a global publisher of exclusive deals for members, today announced financial results for the third quarter ended September 30, 2017, with revenue of $24.7 million and operating profit of $18,000. In nominal terms, revenue decreased by 8% year-over-year. In constant currencies, revenue decreased by 9% year-over-year. Net loss was $576,000, with earnings (loss) per share of $(0.05).

"Revenues were impacted by the two large hurricanes hitting the Caribbean and parts of the U.S. during the quarter," said Dr. Holger Bartel, Global CEO of Travelzoo. "We intend to leverage Travelzoo's global reach and trusted brand to improve earnings in future periods."

Asia Pacific
Asia Pacific business segment revenue decreased 31% year-over-year to $1.8 million. In constant currencies, revenue decreased 28% year-over-year. Operating loss for the third quarter was $1.7 million, compared to an operating loss of $798,000 in the prior-year period.

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Europe
Europe business segment revenue decreased 6% year-over-year to $7.9 million. In constant currencies, revenue decreased 9% year-over-year. Operating profit for the third quarter was $309,000, or 4% of revenue, compared to operating income of $1.4 million, or 17% of revenue in the prior-year period.

North America
North America business segment revenue decreased 5% year-over-year to $15.0 million. Operating profit for the third quarter was $1.4 million, or 9% of revenue, compared to operating income of $1.3 million, or 8% of revenue in the prior-year period.

Members
As of September 30, 2017, Travelzoo had a worldwide unduplicated number of members of 29.5 million. In Asia Pacific, unduplicated number of members was 3.6 million as of September 30, 2017, up 1% from September 30, 2016. In Europe, unduplicated number of members was 8.5 million as of September 30, 2017, up 4% from September 30, 2016. In North America, unduplicated number of members remained at 17.4 million as of September 30, 2017.

Income Taxes
Income tax expense was $680,000, compared to a $748,000 income tax expense in the prior-year period.

Asset Management
During the third quarter of 2017, Travelzoo generated $122,000 of cash for operating activities. Accounts receivable decreased by $5.3 million over the prior-year period to $11.4 million. Accounts payable decreased by $2.6 million over the prior-year period to $16.0 million. Capital expenditures were $180,000, up from $155,000 in the prior-year period. As of September 30, 2017, cash and cash equivalents were $18.8 million.

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Conference Call
Travelzoo will host a conference call to discuss third quarter results at 11:00 a.m. ET today. Please visit http://www.travelzoo.com/earnings to

•	download the management presentation (PDF format) to be discussed in the conference call;

•	access the webcast.

About Travelzoo
Travelzoo® provides our 28 million members insider deals and one-of-a-kind experiences personally reviewed by one of our deal experts around the globe. With more than 25 offices worldwide we have our pulse on outstanding travel, entertainment, and lifestyle experiences. For over 15 years we have worked in partnership with more than 2,000 top travel suppliers—our long-standing relationships allow us access to the very best deals.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Travelzoo and Top 20 are registered trademarks of Travelzoo. All other names are trademarks and/or registered trademarks of their respective owners.

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Travelzoo
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues	$24,687	$26,823	$79,527	$87,450
Cost of revenues	3,018	3,270	9,447	10,593
Gross profit	21,669	23,553	70,080	76,857
Operating expenses:
Sales and marketing	13,973	14,075	43,542	45,060
Product development	2,315	2,230	7,016	7,019
General and administrative	5,363	5,373	16,056	16,620
Total operating expenses	21,651	21,678	66,614	68,699
Income from continuing operations	18	1,875	3,466	8,158
Other income (expense), net	86	251	111	293
Income from continuing operations before income taxes	104	2,126	3,577	8,451
Income tax expense	680	748	2,660	3,450
Income (loss) from continuing operations	$(576)	$1,378	$917	$5,001
Income from discontinued operations, net of income taxes	—	241	1,938	687
Net income (loss)	$(576)	$1,619	$2,855	$5,688

Income (loss) per share—basic:
Continuing operations	$(0.05)	$0.10	$0.07	$0.35
Discontinued operations	0.00	0.02	0.15	0.05
Net income (loss) per share—basic	$(0.05)	$0.12	$0.22	$0.40

Income (loss) per share—diluted:
Continuing operations	$(0.05)	$0.10	$0.07	$0.35
Discontinued operations	0.00	0.02	0.15	0.05
Net income (loss) per share—diluted	$(0.05)	$0.12	$0.22	$0.40

Weighted average shares:
Basic	12,628	13,839	13,023	14,109
Diluted	12,628	13,867	13,040	14,119

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Travelzoo
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$18,822	$26,838
Accounts receivable, net	11,434	14,415
Income taxes receivable	1,540	542
Deposits	396	105
Prepaid expenses and other	1,961	1,773
Deferred tax assets	—	793
Total current assets	34,153	44,466
Deposits and other	508	702
Deferred tax assets	1,800	1,052
Restricted cash	1,438	1,152
Property and equipment, net	5,265	6,158
Total assets	$43,164	$53,530
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,966	$19,714
Accrued expenses and other	7,932	8,699
Deferred revenue	897	719
Income tax payable	936	691
Total current liabilities	25,731	29,823
Long-term tax liabilities	2,563	2,879
Long-term deferred rent and other	2,721	2,764
Total liabilities	31,015	35,466
Common stock	125	135
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(3,556)	(3,787)
Retained earnings	15,580	21,716
Total stockholders’ equity	12,149	18,064
Total liabilities and stockholders’ equity	$43,164	$53,530

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Travelzoo
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$(576)	$1,619	$2,855	$5,688
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	504	606	1,605	1,856
Discontinued operations gain on sale of Fly.com domain name	—	—	(2,890)	—
Deferred income taxes	97	(13)	28	(224)
Stock-based compensation	206	251	686	692
Provision for losses on accounts receivable	(7)	(28)	(34)	17
Net foreign currency effects	(69)	(71)	(293)	(308)
Changes in operating assets and liabilities:
Accounts receivable	1,301	1,715	3,388	(547)
Income tax receivable	(903)	(823)	(868)	(299)
Prepaid expenses and other	(199)	(538)	(417)	(387)
Accounts payable	1,359	(2,177)	(4,695)	(4,391)
Accrued expenses and other	(1,450)	(2,628)	(1,009)	(2,074)
Income tax payable	(70)	504	109	1,772
Other non-current liabilities	(71)	69	(349)	121
Net cash provided by (used in) operating activities	122	(1,514)	(1,884)	1,916
Cash flows from investing activities:
Proceeds from sale of Fly.com domain name	—	—	2,890	—
Purchases of property and equipment	(180)	(155)	(486)	(802)
Net cash provided by (used in) investing activities	(180)	(155)	2,404	(802)
Cash flows from financing activities:
Acquisition of the Asia Pacific business	—	—	—	58
Payment of loan to related party	—	—	—	(5,658)
Repurchase of common stock, net	(2,732)	(771)	(9,556)	(5,727)
Net cash used in financing activities	(2,732)	(771)	(9,556)	(11,327)
Effect of exchange rate on cash and cash equivalents	281	(281)	1,020	(76)
Net decrease in cash and cash equivalents	(2,509)	(2,721)	(8,016)	(10,289)
Cash and cash equivalents at beginning of period	21,331	27,560	26,838	35,128
Cash and cash equivalents at end of period	$18,822	$24,839	$18,822	$24,839
Supplemental disclosure of cash flow information:
Cash paid for income taxes, net	$1,628	$1,126	$4,858	$2,198
Cash paid for interest on related party loan	$—	$—	$—	$110

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Travelzoo
Segment Information
(Unaudited)
(In thousands)

Three months ended September 30, 2017	Asia Pacific	Europe	North America	Consolidated
Revenue from unaffiliated customers	$1,767	$8,008	$14,912	$24,687
Intersegment revenue	6	(62)	56	—
Total net revenues	1,773	7,946	14,968	24,687
Operating profit (loss)	$(1,679)	$309	$1,388	$18
Three months ended September 30, 2016	Asia Pacific	Europe	North America	Consolidated
Revenue from unaffiliated customers	$2,521	$8,614	$15,688	$26,823
Intersegment revenue	36	(140)	104	—
Total net revenues	2,557	8,474	15,792	26,823
Operating profit (loss)	$(798)	$1,412	$1,261	$1,875

Nine months ended September 30, 2017	Asia Pacific	Europe	North America	Consolidated
Revenue from unaffiliated customers	$5,574	$25,231	$48,722	$79,527
Intersegment revenue	(38)	(317)	355	—
Total net revenues	5,536	24,914	49,077	79,527
Operating profit (loss)	$(4,385)	$1,526	$6,325	$3,466
Nine months ended September 30, 2016	Asia Pacific	Europe	North America	Consolidated
Revenue from unaffiliated customers	$7,173	$28,893	$51,384	$87,450
Intersegment revenue	78	(403)	325	—
Total net revenues	7,251	28,490	51,709	87,450
Operating profit (loss)	$(3,080)	$5,022	$6,216	$8,158

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